Exhibit 99.2

Enterprise Information Solutions,

a business of McKesson Corporation

Unaudited Condensed Combined Abbreviated Financial Statements

As of and for the three months ended June 30, 2017 and 2016

Exhibit 99.2

INDEX TO CONDENSED COMBINED ABBREVIATED FINANCIAL STATEMENTS

(UNAUDITED)

CONDENSED COMBINED STATEMENTS OF REVENUES AND DIRECT EXPENSES	4
CONDENSED COMBINED STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED	5
NOTES TO UNAUDITED CONDENSED COMBINED ABBREVIATED FINANCIAL STATEMENTS	6

ENTERPRISE INFORMATION SOLUTIONS

CONDENSED COMBINED STATEMENTS OF REVENUES AND DIRECT EXPENSES

(in thousands)

(Unaudited)

	Three Months Ended
	June 30, 2017	June 30, 2016
Revenues	$120,129	$152,328
Cost of sales	45,336	64,513
Gross profit	74,793	87,815
Operating expenses
Selling, distribution and administrative expenses	17,666	20,153
Restructuring charges	75	(113)
Research and development	27,205	37,204
Total operating expenses	44,946	57,244
Operating income	29,847	30,571
Other income, net	439	117
Revenue in excess of direct expenses	$30,286	$30,688

The accompanying notes are an integral part of these interim combined financial statements.

ENTERPRISE INFORMATION SOLUTIONS

CONDENSED COMBINED STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

(in thousands)

(Unaudited)

	June 30, 2017	March 31, 2017
ASSETS ACQUIRED
Current assets
Receivables, net	$93,758	$129,981
Prepaid expenses and other	21,093	21,348
Total current assets	114,851	151,329
Property and equipment, net	7,840	8,152
Goodwill	124,000	124,000
Intangible assets, net	3,167	3,667
Other noncurrent assets	16,036	16,822
Total assets	$265,894	$303,970
LIABILITIES ASSUMED
Current liabilities
Drafts and accounts payable	$2,048	$7,609
Deferred revenue	215,970	285,394
Other accrued liabilities	36,270	36,158
Total current liabilities	254,288	329,161

Other noncurrent liabilities	11,825	14,144
Total liabilities	266,113	343,305
Net assets acquired (assumed)	$(219)	$(39,335)

The accompanying notes are an integral part of these interim combined financial statements.

ENTERPRISE INFORMATION SOLUTIONS

NOTES TO UNAUDITED CONDENSED COMBINED ABBREVIATED FINANCIAL STATEMENTS

1.	Business Overview and Basis of Presentation

The Enterprise Information Solutions business (“EIS,” the “Company,” or “we” and other similar pronouns), operating under the McKesson Technology Solutions (“MTS”) segment of McKesson Corporation (“McKesson”), delivers hospitals and health systems with electronic health record solutions, consulting and infrastructure and hosting services.

On August 3, 2017, Allscripts Healthcare, LLC (“Allscripts”) announced a definitive agreement to acquire all of the equity shares of the two contributed legal entities of EIS (PF2 EIS LLC, a Delaware limited liability company, and PF2 Enterprise Information Solutions Canada ULC, an unlimited liability corporation organized under the laws of British Columbia) (the “Transaction”) for $185 million in cash, subject to adjustment for net debt and working capital, as defined in the agreement. The Transaction closed on October 2, 2017.

The accompanying Unaudited Condensed Combined Statements of Assets Acquired and Liabilities Assumed as of June 30, 2017 and March 31, 2017 and the related Unaudited Condensed Combined Statements of Revenues and Direct Expenses for the three months ended June 30, 2017 and 2016 (collectively, the “Unaudited Condensed Combined Abbreviated Financial Statements”) of EIS have been prepared for the purpose of supporting Allscripts in complying with Rule 3-05 of the U.S. Securities and Exchange Commission’s Regulation S-X.

These Unaudited Condensed Combined Abbreviated Financial Statements have been prepared in accordance with a waiver obtained by Allscripts from the U.S. Securities and Exchange Commission to reflect the assets acquired and liabilities assumed by Allscripts as well as all revenues and costs directly associated with the revenue producing activities of EIS and excludes costs not directly involved in the revenue producing activity, such as corporate overhead, interest and income taxes.

Throughout the periods included in these Unaudited Condensed Combined Abbreviated Financial Statements, EIS consisted of entities and assets that had previously operated as part of multiple legal entities of McKesson. Separate financial statements have not historically been prepared for EIS. The Unaudited Condensed Combined Abbreviated Financial Statements have been derived from McKesson’s historical accounting records as if EIS’s operations had been conducted independently from McKesson and were prepared on a stand-alone basis in accordance with accounting principles generally accepted in the United States (“GAAP”). In the opinion of EIS management, these Unaudited Condensed Combined Abbreviated Financial Statements reflect all adjustments that are of a normal recurring nature necessary for fair statement of EIS’s results of operations and financial condition for the interim period presented. Certain information and footnote disclosures normally included in financial statements prepared annually in accordance with GAAP have been condensed or omitted.

These Unaudited Condensed Combined Abbreviated Financial Statements may not be indicative of what they would have been had EIS actually been an independent stand-alone entity, nor are they necessarily indicative of EIS’s future financial condition or results of operations going forward because of the omission of various operating expenses. Certain centrally provided services, which are shared by McKesson’s various businesses, corporate functions, and other areas of McKesson are not tracked or monitored in a manner that would enable the development of full stand-alone financial statements required by Rule 3-05 or Regulation S-X. As such, it is not possible to provide a meaningful allocation of certain business unit and corporate costs, interest or tax, and only costs directly related to the revenue producing activities of EIS are included in these Unaudited Condensed Combined Abbreviated Financial Statements.

Certain expenses directly related to the revenue producing activities of EIS presented in these Unaudited Condensed Combined Abbreviated Financial Statements have been allocated based on direct usage or benefit where identifiable, with the remainder allocated on a pro rata basis of headcount, square footage, number of transactions or other relevant measures. We consider these allocations to be a reasonable reflection of the utilization of services by, or the benefits provided to, EIS. Allocations for such costs totaled $7 million and $13 million for the three months ended June 30, 2017 and 2016, respectively.

Cash receipts and disbursements relating to the operations of EIS are aggregated with the cash activity for McKesson’s entire operations. As the Company has historically been managed as part of the operations of McKesson and has not operated as a standalone entity, it is not practicable nor does sufficient data exist to prepare information about the operating, investing, and financing cash flows of EIS. As such, a statement of cash flows is not presented.

EIS’s fiscal year begins on April 1 and ends on March 31. Unless otherwise noted, all references to a particular year shall mean EIS’s fiscal year ending March 31. All dollar amounts presented in these notes are in thousands unless otherwise noted.

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2.	Significant Accounting Policies

These Unaudited Condensed Combined Abbreviated Financial Statements were prepared using the accounting policies disclosed in and should be read in conjunction with the Audited Combined Abbreviated Financial Statements as of and for the years ended March 31, 2017 and 2016.

Recently Issued Accounting Pronouncements Not Yet Adopted

Share-Based Payments: In May 2017, amended guidance was issued for employee share-based payment awards.  This amendment provides guidance on which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting.  Under the amended guidance, we are required to account for the effects of a modification if the fair value, the vesting conditions or the classification (as an equity instrument or a liability instrument) of the modified award changed from that of the original award immediately before the modification.  The amended guidance is effective prospectively for annual periods beginning after December 15, 2017, and interim periods within those annual periods.  Early adoption is permitted.  We are currently evaluating the impact of this amended guidance on our Unaudited Condensed Combined Abbreviated Financial Statements.

Goodwill Impairment Testing:  In January 2017, amended guidance was issued to simplify goodwill impairment testing by eliminating the second step of the impairment test as previously described. The amended guidance requires a one-step impairment test in which an entity compares the fair value of a reporting unit with its carrying amount and recognizes an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value, if any. The amended guidance is effective for annual and interim periods in fiscal years beginning after December 15, 2021, with early adoption permitted for interim and annual goodwill impairment tests performed on or after January 1, 2019. We are currently evaluating the impact of this amended guidance on our Unaudited Condensed Combined Abbreviated Financial Statements.

Leases:  In February 2016, amended guidance was issued for lease arrangements. The amended standard will require recognition on the Unaudited Condensed Combined Statement of Assets Acquired and Liabilities Assumed for all leases with terms longer than 12 months: a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The amended guidance is effective for annual periods beginning after December 15, 2019 and interim periods within fiscal years beginning after December 15, 2020, with early adoption permitted, on a modified retrospective basis. We are currently evaluating the impact of this amended guidance on our Unaudited Condensed Combined Abbreviated Financial Statements.

Revenue Recognition:  In May 2014, amended guidance was issued for recognizing revenue from contracts with customers. The amended guidance eliminates industry specific guidance and applies to all companies. Revenues will be recognized when an entity satisfies a performance obligation by transferring control of a promised good or service to a customer in an amount that reflects the consideration to which the entity expects to be entitled for that good or service. Revenue from a contract that contains multiple performance obligations generally is allocated to each performance obligation on a relative standalone selling price basis. The amended guidance also requires additional quantitative and qualitative disclosures. In March, April and May 2016, amended guidance was further issued including clarifying guidance on principal versus agent considerations, ability to choose an accounting policy election to account for shipping and handling activities that occur after the customer has obtained control of a good as an activity to fulfill the promise to transfer the good and provided certain scope improvements and practical expedients. The amended standard is effective for annual reporting periods beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019.  The amended guidance allows for either full retrospective adoption or modified retrospective adoption. Early adoption is permitted. We are currently evaluating the impact of this amended guidance on our Unaudited Condensed Combined Abbreviated Financial Statements.

3.	Related Party Transactions

For the three months ended June 30, 2017 and 2016, related party sales to McKesson and its subsidiaries were $87 and $192, respectively, and related party cost of sales from McKesson and its subsidiaries were $33 and $859, respectively. Related party sales and costs of sales are recorded on the Unaudited Condensed Combined Statements of Revenues and Direct Expenses. Prior to the Change transaction, as defined below, receivables and payables due from or due to McKesson and its subsidiaries were settled through equity on a monthly basis.

On March 1, 2017, McKesson contributed a majority of its MTS segment to Change Healthcare (“Change”). McKesson retained EIS and RelayHealth Pharmacy, a sub-business unit of McKesson Connectivity and Care Analytics business. Subsequent to the Change transaction, all related party receivable and payables due from or due to Change or McKesson and its subsidiaries are

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settled on a net basis through the Receivables, net or Drafts and accounts payable line items on the Unaudited Condensed Combined Statements of Assets Acquired and Liabilities Assumed.

4.	Restructuring

On March 14, 2016, McKesson committed to a restructuring plan to lower operating costs (the “Cost Alignment Plan”). The Cost Alignment Plan primarily consists of a reduction in workforce, and business process initiatives that were substantially implemented prior to the end of fiscal year 2017. Business process initiatives primarily include plans to reduce operating costs as well as the disposal and abandonment of certain non-core businesses. As a result of the Cost Alignment Plan, pre-tax charges of $20,704 were recorded for the year ended March 31, 2016.  An adjustment was made to the original estimate for the Cost Alignment Plan and a pre-tax credit of $2,536 was recorded for the year ended March 31, 2017.  For the three months ended June 30, 2017 and 2016, restructuring charges of $71 and credit of $135, respectively, are recorded in Operating expenses.  Total pre-tax charges of approximately $18,239 have been recorded to date.  We do not expect to incur any significant charges related to the Cost Alignment Plan in future periods.

As of June 30, 2017 and March 31, 2017, the restructuring liabilities of $9,614 and $11,515, respectively, were recorded in Other accrued liabilities and Other noncurrent liabilities in our Unaudited Condensed Combined Statements of Assets Acquired and Liabilities Assumed.

The following table summarizes the activity related to the restructuring liabilities associated with the Cost Alignment Plan as of June 30, 2017:

(in thousands)
Balance as of March 31, 2017	$11,515
Restructuring charges recognized	71
Cash payments	(1,972)
Balance as of June 30, 2017	$9,614

Other restructuring liabilities of $4,731 and $7,746 as of June 30, 2017 and March 31, 2017, respectively, are related to other EIS restructuring plans associated with reduction in workforce severance charges.

5.	Receivables, Net

(in thousands)	June 30, 2017	March 31, 2017
Customer accounts	$96,212	$131,378
Unbilled receivables	12,139	13,041
Total	108,351	144,419
Allowances	(14,593)	(14,438)
Net	$93,758	$129,981
6.	Prepaid Expenses and Other

(in thousands)	June 30, 2017	March 31, 2017
Prepaid expenses	$20,005	$20,261
Inventories	23	23
Other current assets	1,065	1,064
Total prepaid expenses and other	$21,093	$21,348

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7.	Property and Equipment, Net

(in thousands)	June 30, 2017	March 31, 2017
Leasehold improvements	$11,415	$11,235
Equipment	48,616	47,717
Other	4,925	4,894
Total property and equipment	64,956	63,846
Accumulated depreciation	(57,116)	(55,694)
Property and equipment, net	$7,840	$8,152

Depreciation expense related to property and equipment was $1,479 and $2,000 for the three months ended June 30, 2017 and 2016, respectively.

8.	Goodwill and Intangible Assets, Net

For the year ended March 31, 2017, we recorded a non-cash pre-tax charge of $290 million to impair the carrying value of EIS’s goodwill. The impairment primarily resulted from a decline in estimated future cash flows. As of June 30, 2017 and March 31, 2017, the Goodwill balances were $124 million.

Information regarding intangible assets is as follows:

		As of June 30, 2017			As of March 31, 2017
(in thousands)	Weighted Average Remaining Amortization Period (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer lists	2	$24,685	$(21,518)	$3,167	$24,667	$(21,000)	$3,667
Technology	—	2,800	(2,800)	—	2,800	(2,800)	—
Total		$27,485	$(24,318)	$3,167	$27,467	$(23,800)	$3,667

All intangible assets were subject to amortization as of June 30, 2017 and March 31, 2017.

Amortization expense of intangible assets was $500 and $500 for the three months ended June 30, 2017 and 2016, respectively. Estimated future annual amortization expense of intangible assets as of June 30, 2017 is: $1,500 and $1,667 for 2018 and 2019, respectively.

9.	Other Noncurrent Assets

(in thousands)	June 30, 2017	March 31, 2017
Capitalized software held for sale	$10,897	$11,651
Capitalized software held for internal use	3,377	3,438
Other noncurrent assets	1,762	1,733
Total other noncurrent assets	$16,036	$16,822

Amortization expense of capitalized software held for internal use was $507 and $611 for the three months ended June 30, 2017 and 2016, respectively.

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10.	Capitalized Software Held for Sale, Net

Changes in the carrying amount of capitalized software held for sale, net, which is included in Other noncurrent assets in the Unaudited Condensed Combined Statements of Assets Acquired and Liabilities Assumed, were as follows:

(in thousands)	Total
Balance, at March 31, 2017	$11,651
Amounts capitalized	629
Amortization expense	(1,413)
Other	30
Balance, at June 30, 2017	$10,897

11.	Other Accrued Liabilities

(in thousands)	June 30, 2017	March 31, 2017
Salary and wages	$10,582	$8,297
Restructuring – current	10,058	12,704
Accrued software	6,894	9,133
Accrued other	8,736	6,024
Total other accrued liabilities	$36,270	$36,158

12.	Other Noncurrent Liabilities

(in thousands)	June 30, 2017	March 31, 2017
Deferred revenue – noncurrent	$5,215	$4,476
Restructuring – noncurrent	4,287	6,557
Other noncurrent	$2,323	$3,111
Total other noncurrent liabilities	$11,825	$14,144

13.	Commitments and Contingencies

In addition to commitments and obligations in the ordinary course of business, we are subject to various claims, including claims with customers and vendors, pending and potential legal actions for damages, investigations relating to governmental laws and regulations and other matters arising out of the normal conduct of our business. As described below, many of these proceedings are at preliminary stages and many seek an indeterminate amount of damages.

When a loss is considered probable and reasonably estimable, we record a liability in the amount of our best estimate for the ultimate loss. However, the likelihood of a loss with respect to a particular contingency is often difficult to predict and determining a meaningful estimate of the loss or a range of loss may not be practicable based on the information available and the potential effect of future events and decisions by third parties that will determine the ultimate resolution of the contingency. Moreover, it is not uncommon for such matters to be resolved over many years, during which time relevant developments and new information must be reevaluated at least quarterly to determine both the likelihood of potential loss and whether it is possible to reasonably estimate a range of possible loss. When a loss is probable but a reasonable estimate cannot be made, disclosure of the proceeding is provided.

Disclosure also is provided when it is reasonably possible that a loss will be incurred or when it is reasonably possible that the amount of a loss will exceed the recorded provision. We review all contingencies at least quarterly to determine whether the likelihood of loss has changed and to assess whether a reasonable estimate of the loss or range of loss can be made. As discussed above, development of a meaningful estimate of loss or a range of potential loss is complex when the outcome is directly dependent on negotiations with or decisions by third parties, such as regulatory agencies, the court system and other interested parties. Such factors bear directly on whether it is possible to reasonably estimate a range of potential loss and boundaries of high and low estimates.

There were no significant developments in previously reported proceedings and in other litigation and claims since the presentation of our 2017 Audited Combined Abbreviated Financial Statements.

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14.	Subsequent Events

Subsequent events have been evaluated through December 15, 2017, the date these Unaudited Condensed Combined Abbreviated Financial Statements were issued.

On October 2, 2017, Allscripts completed the Transaction contemplated by a purchase agreement with McKesson, pursuant to which Allscripts purchased EIS by acquiring all of the outstanding equity interests of two indirect, wholly-owned subsidiaries of McKesson for a purchase price of $185 million, subject to adjustments for net working capital and net debt, as defined in the agreement. The purchase price was funded through incremental borrowings under Allscripts’ debt facilities.

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